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                                                                   EXHIBIT 23B



                     CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in the July 1995 Registration Statement (Form S-3) and related Prospectus of Hornbeck Offshore Services, Inc. of our report dated November 23, 1994 on the statements of revenue and direct expenses of the Cargo Vessel Division of Oil & Gas Rental Services, Inc. for its years ended Octopber 31, 1994 and 1993 included in Form 8-K-A of Hornbeck Offshore Services, Inc. dated January 27, 1995 which amends its Form 8-K dated November 15, 1994.

                                            /s/  BOURGEOIS BENNETT, L.L.C.
                                            ---------------------------------
                                                 BOURGEOIS BENNETT, L.L.C.


                                            Certified Public Accountants.

New Orleans, Louisiana,
July 5, 1995.